UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Moderna, Inc.

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200 Technology Square

Cambridge, MA 02139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Moderna, Inc.:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Moderna, Inc. (“Moderna”) on Thursday, June 27, 2019, beginning at 8:00 a.m., Eastern Time, at our offices located at 200 Technology Square, Cambridge, Massachusetts 02139, for the following purposes:

1. To elect three of our Class I director nominees set forth in the proxy statement, each to serve for a three-year term expiring at the 2022 annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or such director’s earlier death, resignation, or removal;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on April 29, 2019 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) can be accessed at the following website: www.proxydocs.com/MRNA.

You can vote your shares by using the Internet as described in the instructions included in the proxy statement, by calling the toll-free telephone number included in the proxy statement, or, by completing, signing, dating, and returning your proxy card or voting instruction form.

By order of the Board of Directors,

Stéphane Bancel Chief Executive Officer and Director Cambridge, Massachusetts

May 15, 2019

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Eastern Time on June 27, 2019

Use of terms such as “Moderna,” “the Company,” “we,” “us,” and “our” in this proxy statement refer to Moderna, Inc. and its consolidated subsidiaries.

This proxy statement and form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements or adjournments thereof. The Annual Meeting will be held on June 27, 2019 at 8:00 a.m. Eastern Time, at our principal executive offices, located at 200 Technology Square, Cambridge, Massachusetts 02139. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) is first being mailed on or about May 15, 2019 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at Moderna, Inc.’s Annual Meeting, which will take place on June 27, 2019. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

All stockholders as of the close of business on April 29, 2019 will receive the proxy materials and have the ability to access them via the Internet, including this proxy statement and our Annual Report, at www.proxydocs.com/MRNA.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of three Class I directors to hold office until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 29, 2019, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 329,010,929 shares of common stock outstanding and entitled to vote. The shares you are entitled to vote include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions your broker, bank, or other nominee provides. If you do not provide your broker, bank, or other nominee with instructions on how to vote your shares, your broker, bank, or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank, or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and also present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet. To vote via the Internet, go to www.proxydocs.com/MRNA to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. If you vote via the Internet, you do not need to return a proxy card by mail.

•

You may vote by telephone. To vote by telephone, dial toll-free 1-866-230-6330 and follow the recorded instructions. You will be asked to provide the control number from the proxy card. If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail. To vote by mail using the proxy card you need to complete, date, and sign the proxy card and return it promptly by mail in the envelope to be provided. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

•

You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank, or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Corporate Secretary at Moderna, Inc., 200 Technology Square, Cambridge, Massachusetts 02139; or

•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank, or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed, and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term (Proposal No. 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal No. 2); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank, or other nominee that holds your shares with voting instructions, then your broker, bank, or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank, or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 329,010,929 shares of common stock outstanding, which means that 164,505,465 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the three nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing, and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees, or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice of the Annual Meeting?

If you receive more than one notice of the Annual Meeting, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice you received to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which has been approved by the U.S. Securities and Exchange Commission (the “SEC”). Under this procedure, we will deliver only one copy of our proxy materials in the mail to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials, you may contact us as follows:

Moderna, Inc.

Attention: Corporate Secretary

200 Technology Square

Cambridge, Massachusetts 02139

(617) 714-6500

Stockholders who hold shares in street name may contact their brokerage firm, bank, or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2020 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 16, 2020, unless the date of our 2020 annual meeting of stockholders (the “2020 Annual Meeting”) is held more than 30 days before or after June 27, 2020, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2020 Annual Meeting. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Moderna, Inc.

Attention: Corporate Secretary

200 Technology Square

Cambridge, Massachusetts 02139

(617) 714-6500

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) properly brought before the annual meeting by or at the direction of our board of directors or (ii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2020 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 28, 2020; and

•	not later than March 29, 2020.

In the event that we hold our 2020 Annual Meeting more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2020 Annual Meeting; or

•	the 10th day following the day on which public announcement of the date of our 2020 Annual Meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Stockholder Proposals.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our corporate governance and nominating committee has recommended, and our board of directors has approved, Noubar Afeyan, Ph.D., Stéphane Bancel, and Peter Barton Hutt, LL.M. as nominees for election as Class I directors at the Annual Meeting. If elected, each of Dr. Afeyan and Messrs. Bancel and Hutt will serve as Class I directors until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, see “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Dr. Afeyan and Messrs. Bancel and Hutt. We expect that Dr. Afeyan and Messrs. Bancel and Hutt will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank, or other nominee, then your broker, bank, or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

MANAGEMENT

Executives and directors

The following table sets forth the name, age (as of May 1, 2019) and position of each of our executives and directors.

Name	Age	Position
Executives:
Stéphane Bancel (1)	46	Chief Executive Officer and Director
Juan Andres (1)	54	Chief Technical Operations and Quality Officer
Marcello Damiani	49	Chief Digital and Operational Excellence Officer
Lori Henderson, J.D. (1)	57	General Counsel and Corporate Secretary
Stephen Hoge, M.D. (1)	43	President
Lorence Kim, M.D. (1)	45	Chief Financial Officer
Megan Pace	46	Chief Corporate Affairs Officer
Tal Zaks, M.D., Ph.D. (1)	53	Chief Medical Officer
Non-Executive Directors:
Noubar B. Afeyan, Ph.D. (4)(5)	56	Chairman, Director
Stephen Berenson (2)(3)	58	Director
Peter Barton Hutt, LL.M. (5)	84	Director
Robert Langer, Sc.D. (4)	70	Director
Elizabeth Nabel, M.D. (4)(5)	67	Director
Israel Ruiz (2)(3)	47	Director
Paul Sagan (2)(3)	60	Director
Moncef Slaoui, Ph.D.(5)	59	Director

(1)	Executive officer
(2)	Member of the audit committee
(3)	Member of the compensation and talent committee
(4)	Member of the nominating and corporate governance committee
(5)	Member of the product development committee

Executive team

Stéphane Bancel, has served as our Chief Executive Officer since October 2011 and a member of our board of directors since March 2011. Before joining the Company, Mr. Bancel served for five years as Chief Executive Officer of the French diagnostics company bioMérieux SA (Euronext: BIM). From July 2000 to March 2006, he served in various roles at Eli Lilly and Company (NYSE: LLY), including as Managing Director, Belgium and as Executive Director, Global Manufacturing Strategy and Supply Chain. Prior to Eli Lilly and Company, Mr. Bancel served as Asia-Pacific Sales and Marketing Director for bioMérieux. Mr. Bancel currently serves on the board of directors of Qiagen N.V. (NYSE: QGEN) and previously served on the board of directors of BG Medicine, Inc. (OTCMKTS: BGMD) and Syros Pharmaceuticals, Inc. (Nasdaq: SYRS). He is currently a Venture Partner at Flagship Pioneering and a trustee of the Museum of Science in Boston. Mr. Bancel holds a Master of Engineering degree from École Centrale Paris (ECP), a Master of Science in chemical engineering from the University of Minnesota, and an M.B.A. from Harvard Business School. We believe that Mr. Bancel is qualified to serve on our board of directors because of his extensive leadership experience in the healthcare industry and experience as a director of public and private companies.

Juan Andres, joined the Company in August 2017, and has served as our Chief Technical Operations and Quality Officer since August 2018. Before joining the Company, Mr. Andres worked at Novartis AG (NYSE: NVS) (“Novartis”) from 2005 to 2017, in various roles of increasing responsibility including serving as Global

Head, Technical Operations (Manufacturing and Supply Chain), Global Head of Quality, and Global Head of Technical Research and Development. From 1987 to 1996, Mr. Andres served in various manufacturing, production, and quality roles at Eli Lilly and Company (NYSE: LLY), including as Vice President, Pharmaceutical Manufacturing. Mr. Andres obtained a degree in pharmacy at the Universidad de Alcalá in Spain.

Marcello Damiani, joined the Company in May 2015, and has served as our Chief Digital and Operational Excellence Officer since September 2018. From 2009 to 2015, Mr. Damiani held senior roles at bioMérieux (BIM:FP), including Senior Vice President and Group Chief Information Officer. Mr. Damiani holds an M.S. degree in Information Systems Architecture from the University of Toulouse, France and completed an international Executive M.B.A. program through TRIUM, an alliance of the London School of Economics, the New York University Stern Business School, and the HEC Paris School of Management, France.

Lori Henderson, J.D., has served as our General Counsel and Corporate Secretary since April 2018. From 2011 to 2018, Ms. Henderson served at Albany Molecular Research Inc. (“AMRI”) first as Vice President, General Counsel and Corporate Secretary until 2014 and then as Senior Vice President, General Counsel and Head of Business Development. Prior to her time at AMRI, Ms. Henderson worked as a corporate attorney at Goodwin Procter LLP and as a General Counsel at other corporations. She received her J.D. from the George Washington University Law School and her B.A. in Business and Economics from Gordon College.

Stephen Hoge, M.D., joined the Company in January 2013 and has served as our President since February 2015. From 2010 to 2012, Dr. Hoge was a Partner at McKinsey & Company and a leader in the firm’s healthcare practice. From 2005 to 2010, he served in roles of increasing responsibility at McKinsey & Company. From 2004 to 2005, Dr. Hoge was a resident physician at New York University/Bellevue Hospital. Dr. Hoge serves on the board of directors of Axcella Health, Inc., a private biotechnology company. He received an M.D. from the University of California, San Francisco and a B.A. in neuroscience from Amherst College.

Lorence Kim, M.D., has served as our Chief Financial Officer since April 2014. From July 2000 to April 2014, Dr. Kim held a number of positions at Goldman, Sachs & Co., most recently as Managing Director and co-head of biotechnology investment banking. Dr. Kim has served on the board of directors of Seres Therapeutics, Inc. (Nasdaq: MCRB) since 2014. He received an A.B. in Biochemical Sciences from Harvard University, an M.B.A. in Healthcare Management from the Wharton School of the University of Pennsylvania, and an M.D. from the University of Pennsylvania School of Medicine.

Megan Pace, has served as our Chief Corporate Affairs Officer since April 2018. From February 2015 to December 2017, Ms. Pace held senior positions at Agios Pharmaceuticals (Nasdaq: AGIO), including Senior Vice President, Strategic Operations and PKR Program Executive. From May 2010 to January 2015, she held senior positions at Vertex Pharmaceuticals (Nasdaq: VRTX), including Senior Vice President of Corporate Communications. Prior to Vertex, Ms. Pace was Senior Director of Public Affairs at Genentech. Ms. Pace received a B.A. from the College of Charleston.

Tal Zaks, M.D., Ph.D., has served as our Chief Medical Officer since March 2015. Prior to joining Moderna, Dr. Zaks served in senior development positions at Sanofi (NYSE: SNY) from 2010 to 2015, including Senior Vice President and Head of Global Oncology. From July 2008 to May 2010, he served as Vice President of Clinical Research, Oncology at Cephalon. Prior to this, Dr. Zaks spent four years at GlaxoSmithKline (NYSE: GSK) as Director, Clinical Development and Translational Medicine and three years at the National Cancer Institute as a Postdoctoral Fellow. He is currently Associate Professor of Medicine at the University of Pennsylvania and serves on the board of directors of Adaptimmune Therapeutics plc (Nasdaq: ADAP). Dr. Zaks received his M.D. and Ph.D. from the Ben Gurion University in Israel and conducted post-doctoral research at the U.S. National Institutes of Health. He completed his clinical training in internal medicine at Temple University Hospital followed by a fellowship in medical oncology at the University of Pennsylvania.

Non-executive directors

Noubar B. Afeyan, Ph.D., is a co-founder and has served on our board of directors since incorporation, and has served as a chairman of our board of directors since February 2012. In 1999, Dr. Afeyan founded Flagship Pioneering and serves as its Senior Managing Partner and Chief Executive Officer. Since May 2014, Dr. Afeyan has served on the board of directors of Evelo Biosciences, Inc. (Nasdaq: EVLO), since 2013, on the board of Rubius Therapeutics, Inc. (Nasdaq: RUBY) and since October 2010, on the board of Seres Therapeutics, Inc. (Nasdaq: MCRB). He has previously served on the boards of numerous privately and publicly held companies, including BIND Therapeutics, Inc., BG Medicine, Inc. and Eleven Biotherapeutics, Inc. He received a Ph.D. in biochemical engineering from the Massachusetts Institute of Technology (“MIT”) and a B.S. in chemical engineering from McGill University. Dr. Afeyan is currently a visiting lecturer of business administration at Harvard Business School and was previously a senior lecturer at MIT’s Sloan School of Management where he taught courses on technology-entrepreneurship, innovation, and leadership. We believe that Dr. Afeyan’s significant experience co-founding, leading, and investing in numerous biotechnology companies make him qualified to serve on our board of directors.

Stephen Berenson, has served as a member of our board of directors since October 2017. Mr. Berenson is a Managing Partner at Flagship Pioneering. Prior to that, Mr. Berenson spent 33 years as an investment banker at J.P. Morgan. During his last twelve years at J.P. Morgan, Mr. Berenson was Vice Chairman of Investment Banking and focused on providing high-touch strategic advice and complex transaction execution to leading companies across all industries globally. He was co-founder of J.P. Morgan’s Global Strategic Advisory Council and co-founder of the firm’s Board Initiative. Mr. Berenson also serves on the board of directors of CiBO Technologies, Inc. Mr. Berenson received an S.B. in mathematics from MIT. We believe that Mr. Berenson is qualified to serve on our board of directors because of his experience in the banking and investment industries.

Peter Barton Hutt, LL.M., has served as a member of our board of directors since March 2012. Mr. Hutt has practiced law at Covington & Burling LLP, specializing in food and drug law, since 1960 (except for the period from 1971 to 1975). From 1971 to 1975, he was Chief Counsel for the U.S. Food and Drug Administration. Mr. Hutt is a member of the board of directors of Flex Pharma, Inc. (Nasdaq: FLKS), Q Therapeutics, Inc. (Nasdaq: QCEL), Concert Pharmaceuticals, Inc. (Nasdaq: CNCE), and Immunomedics, Inc. (Nasdaq: IMMU), each of which is a public biotechnology company, as well as numerous private companies. During the last five years, Mr. Hutt also served as a member of the board of directors of BIND Therapeutics, Inc. (Nasdaq: BIND), Seres Therapeutics, Inc. (Nasdaq: MCRB), Xoma Ltd. (Nasdaq: XOMA), DBV Technologies SA (Nasdaq: DBVT), Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), and Evelo Biosciences, Inc. (Nasdaq: EVLO). Mr. Hutt received a B.A. from Yale University, an LL.B. from Harvard Law School, and an LL.M. from New York University School of Law. We believe that Mr. Hutt is qualified to serve on our board of directors because of his extensive knowledge of regulatory and legal issues related to drug development and his service on numerous boards of directors.

Robert Langer, Sc.D., has served as a member of our board of directors since December 2010. Dr. Langer has been an Institute Professor at MIT since 2005, and prior to that was a Professor at MIT since 1977. Dr. Langer currently serves on the board of directors of Rubius Therapeutics, Inc. (Nasdaq: RUBY), Kala Pharmaceuticals, Inc. (Nasdaq: KALA), and the UK public company Puretech Health plc (LON: PRTC), and previously served on the board of directors of public companies Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), Wyeth (NYSE: WYE), Fibrocell Science, Inc. (Nasdaq: FCSC) and Millipore Corp. Dr. Langer also served as a member of the Science Board to the Food and Drug Administration from 1995 to 2002, including his service as chairman from 1999 to 2002. Dr. Langer received his B.S. from Cornell University and his Sc.D. from MIT, both in Chemical Engineering. We believe that Dr. Langer is qualified to serve on our board of directors because of his pioneering academic work, extensive medical and scientific knowledge and experience, and his previous service on public company boards of directors.

Elizabeth Nabel, M.D., has served as a member of our board of directors since December 2015. Dr. Nabel has served as President of Harvard University-affiliated Brigham Health, which includes Brigham and Women’s Hospital, Brigham and Women’s Faulkner Hospital, and the Brigham and Women’s Physician Organization, since 2010. Dr. Nabel has also been a Professor of Medicine at Harvard Medical School since 2010. Prior to that, Dr. Nabel held a variety of roles, including Director, at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training and education programs to promote the prevention and treatment of heart, lung and blood diseases, from 1999 to 2009. She is an elected member of the National Academy of Medicine of the National Academy of Sciences. Dr. Nabel currently serves on the board of directors of Medtronic Plc (NYSE: MDT) and as a trustee of Tekla Capital Management LLC. We believe that Dr. Nabel is qualified to serve on our board of directors because of her extensive experience in the health care field, including senior positions with a number of research universities and organizations.

Israel Ruiz, has served as a member of our board of directors since February 2017. Mr. Ruiz has been the Executive Vice President and Treasurer at MIT since 2011. In this role, Mr. Ruiz oversees all principal administrative and financial functions of MIT. Prior to his current role, Mr. Ruiz served as the Vice President for Finance for MIT from 2007 to 2011 and as a principal for MIT’s Office of Budget and Financial Planning from 2001 to 2007. He currently serves on the board of directors of Fortive Corporation (NYSE: FTV). Mr. Ruiz received a degree in industrial and mechanical engineering from the Polytechnic University of Catalonia and a master’s degree from the MIT Sloan School of Management. We believe that Mr. Ruiz is qualified to serve on our board of directors because of his deep financial and accounting experience as the chief financial officer of MIT.

Paul Sagan has served as a member of our board of directors since June 2018. Mr. Sagan has been a Managing Director at General Catalyst Partners, a venture capital firm, since January 2018, and previously served there as an Executive In Residence (XIR) since January 2014. Mr. Sagan was a director of EMC from December 2007 until the acquisition by Dell, Inc. in September 2016. From April 2005 to January 2013, Mr. Sagan served as Chief Executive Officer at Akamai Technologies, Inc. (Nasdaq: AKAM) and was President from May 1999 to September 2010 and from October 2011 to January 2013. Mr. Sagan currently serves on the board of directors of Akamai and VMware, Inc. (Nasdaq: VMW). Mr. Sagan received his B.S. from the Medill School of Journalism at Northwestern University. We believe that Mr. Sagan is qualified to serve on our board of directors because of his experience and leadership in both in the technology and venture capital fields.

Moncef Slaoui, Ph.D., has served as a member of our board of directors since July 2017. Dr. Slaoui joined GlaxoSmithKline Plc (NYSE: GSK) (“GSK”) in 1988, where he engineered the development of a robust vaccines pipeline. He then led worldwide business development for pharmaceutical products before his appointment to lead research and development in 2006. He assumed overall responsibility for GSK’s Oncology Business in 2010, for GSK Vaccines in 2011, and for all Global Franchises in 2012. Dr. Slaoui is Chairman of the board of directors of Galvani Bioelectronics, a company launched in November 2016 that GSK jointly owns with Verily Life Sciences. Dr. Slaoui has advised the U.S. President’s Council of Advisors on Science and Technology, was a member of the Board of the Agency for Science, Technology, & Research until January 2011, the PhRMA Foundation Board from 2008 to 2016, and the Advisory Committee to the Director of the National Institutes of Health from 2011 to 2016. Dr. Slaoui previously served on the board of directors of Intellia Therapeutics Inc. (Nasdaq: NTLA). Dr. Slaoui is also a former Professor of Immunology at the University of Mons, Belgium. Dr. Slaoui received a Ph.D. in Molecular Biology and Immunology from Université Libre de Bruxelles. We believe that Dr. Slaoui is qualified to serve on our board of directors because of his vast experience in the pharmaceutical industry and various leadership positions.

Composition of our board of directors

Our board consists of nine members. Our nominating and corporate governance committee and our board of directors consider a broad range of factors relating to the qualifications and background of nominees. Our nominating and corporate governance committee’s and our board of director’s priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, professional and personal experiences, and expertise relevant to our growth strategy. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Director independence

Our board of directors has determined that all members of the board of directors, except Mr. Bancel, our Chief Executive Officer, are independent directors, including for purposes of the rules of the Nasdaq Global Select Market and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Bancel is not an independent director under these rules because he is an executive officer of the Company.

Staggered board

In accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2019 for Class I directors, 2020 for Class II directors and 2021 for Class III directors.

•	Our Class I directors are Noubar B. Afeyan, Stéphane Bancel, and Peter Barton Hutt;

•	Our Class II directors are Stephen Berenson, Israel Ruiz, and Paul Sagan; and

•	Our Class III directors are Robert Langer, Elizabeth Nabel, and Moncef Slaoui.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

Board leadership structure and board’s role in risk oversight

Currently, the role of chairman of the board of directors is separated from the role of Chief Executive Officer. Our Chief Executive Officer is responsible for recommending strategic decisions and capital allocation to the board of directors and to ensure the execution of the recommended plans. The chairman of the board of directors is responsible for leading the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance guidelines do not require that our chairman and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, and management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of our board of directors

Our board of directors has established an audit committee, a compensation and talent committee, a nominating and corporate governance committee, and a product development committee, each of which operates pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist the Company and the board of directors. The composition and functioning of all of our committees are described below and comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and the SEC rules and regulations. Copies of the charters for the audit, compensation and talent, and nominating and corporate governance committees are available on the Investors section of our website, which is located at https://investors.modernatx.com, by clicking on the “Corporate Governance” section.

	Audit	Compensation & Talent	Nominating & Corporate Governance	Product Development
Noubar B. Afeyan, Ph.D.			Chair	Member
Stephen Berenson	Member	Chair
Peter Barton Hutt, LL.M.				Member
Robert Langer, Sc.D.			Member
Elizabeth Nabel, M.D.			Member	Member
Israel Ruiz	Chair	Member
Paul Sagan	Member	Member
Moncef Slaoui, Ph.D.				Chair

Audit committee

Mr. Berenson, Mr. Sagan, and Mr. Ruiz serve on the audit committee, which is chaired by Mr. Ruiz. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Ruiz as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the year ended December 31, 2018, the audit committee met eight (8) times. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

Compensation and talent committee

Mr. Berenson, Mr. Sagan, and Mr. Ruiz serve on the compensation and talent committee, which is chaired by Mr. Berenson. Our board of directors has determined that each member of the compensation and talent committee is “independent” as defined in the applicable Nasdaq rules. During the year ended December 31, 2018, the compensation and talent committee met eleven (11) times. The compensation and talent committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

•	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy, and policy;

•	overseeing and administering our compensation and similar plans;

•

reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors; and

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

Nominating and corporate governance committee

Dr. Afeyan, Dr. Langer, and Dr. Nabel serve on the nominating and corporate governance committee, which is chaired by Dr. Afeyan. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the year ended December 31, 2018, the nominating and corporate governance committee did not hold any meetings. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and recommending to the board of directors appropriate corporate governance guidelines; and

•	overseeing the evaluation of our board of directors.

Product development committee

Dr. Afeyan, Mr. Hutt, Dr. Nabel, and Dr. Slaoui serve on the product development committee, which is chaired by Dr. Slaoui. The product development committee’s responsibilities include:

•	assessing our product development strategy;

•	reviewing product development plans for our pipeline; and

•	evaluating recommendations made by management related to the further preclinical and clinical development of our programs.

Board and committee meetings attendance

The full board of directors met eight (8) times during 2018. During 2018, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Compensation committee interlocks and insider participation

None of the members of our compensation and talent committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Corporate governance

We have adopted a written code of business conduct and ethics that applies to our board of directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. A current copy of our code of business conduct and ethics is available in the Corporate Governance section of our Investors webpage, which is located at https://investors.modernatx.com.

Reporting concerns regarding accounting and other matters and communicating with non-management directors

Our code of business conduct and ethics, which was adopted by our board of directors, includes procedures on reporting concerns regarding accounting and other matters and on communicating with the non-management directors that are members of our audit committee. Any person, whether or not an employee, who has a concern about the Company’s conduct, or any of its people, including with respect to accounting, internal accounting controls, or auditing matters, may, in a confidential or anonymous manner, communicate that concern to the Company’s Compliance Officer, who is the designated contact for these purposes. Contact may be made:

•	By e-mail to ComplianceOfficer@modernatx.com (anonymity cannot be maintained);

•	In writing (which may be done anonymously), by mail to Moderna, Inc., Attention: Compliance Officer, 200 Technology Square, Cambridge, Massachusetts 02139;

•	Online at https://www.whistleblowerservices.com/Moderna (which may be done anonymously); or

•

By calling the Compliance Hotline at 866-265-3948, which is the Compliance Hotline that the Company has established for receipt of questions and reports of potential violations of our code of business conduct and ethics. This Compliance Hotline is managed by a third-party required to maintain the anonymity of the caller if so requested.

Any person, whether or not an employee, who has a concern about the Company’s conduct, or any of its people, including with respect to accounting, internal accounting controls, or auditing matters, who wishes to communicate directly with the audit committee, may contact the audit committee in a confidential or anonymous manner. Contact may be made:

•	In writing (which can be done anonymously), by mail to Moderna, Inc., Attention: Chair of the Audit Committee, 200 Technology Square, Cambridge, Massachusetts 02139;

•	Online at https://www.whistleblowerservices.com/Moderna (which may be done anonymously); or

•	by calling the Compliance Hotline and asking that the matter be forwarded to the chairperson of the audit committee.

EXECUTIVE COMPENSATION

Overview

The following discussion contains forward-looking statements that are based on our current plans and expectations regarding our future compensation programs. The actual amount and form of compensation that we pay and the compensation policies and practices that we adopt in the future may differ materially from the currently-planned programs that are summarized herein.

The compensation provided to our named executive officers for the year ended December 31, 2018 is detailed in the 2018 Summary Compensation Table and accompanying footnotes and narrative that follow.

Our named executive officers for the year ended December 31, 2018, which include our Chief Executive Officer and our two most highly-compensated executive officers other than our Chief Executive Officer, are:

•	Mr. Stéphane Bancel, our Chief Executive Officer;

•	Dr. John Mendlein, our former President, Corporate and Product Strategy; and

•	Dr. Lorence Kim, our Chief Financial Officer.

Oversight for Executive Compensation

Our compensation and talent committee of our board of directors, or the compensation committee, which is comprised entirely of independent directors, is responsible for discharging our board of directors’ responsibilities relating to compensation of our directors and executives, overseeing our overall compensation structure, policies and programs, and reviewing our processes and procedures for the consideration and determination of director and executive compensation. The primary objective of the compensation committee is to develop and implement compensation policies and plans to attract and retain key management personnel, motivate management to achieve our corporate goals and strategies, and align the interests of management with the long-term interests of our shareholders. We have not adopted formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Our compensation committee has engaged Pay Governance LLC, an independent executive compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. Our compensation committee charter requires that the compensation committee’s compensation consultants are independent of Company management. During 2018, Pay Governance LLC did not provide services to us other than the services to our compensation committee described herein. Our compensation committee performs an annual assessment of its compensation consultants’ independence to determine whether the consultants are independent. Our compensation committee has determined that Pay Governance LLC is independent.

2018 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		All Other Compensation ($)		Total ($)
Stéphane Bancel	2018	$863,077	$1,800,000	—	$55,935,768	(4)	$9,639	(5)	$58,608,484
Chief Executive Officer	2017	$650,769	$1,500,000	—	$4,648,000		$10,420		$6,809,189
John Mendlein, Ph.D., J.D. (6)	2018	$500,000	$400,000	—	$25,254,584		$8,533	(7)	$26,163,117
Former President, Corporate and Product Strategy
Lorence Kim, M.D.	2018	$542,769	$450,450	—	$7,816,512		$228,386	(8)	$9,038,117
Chief Financial Officer	2017	$521,154	$1,000,000	$5,470,000	$2,158,000		$166,633		$9,315,787

(1)

The amounts reported represent annual discretionary bonuses earned by our named executive officers for services performed during 2018 and 2017, as applicable, based on the achievement of Company and individual performance objectives. For Dr. Mendlein, the amount reported for 2018 also represents a $150,000 signing bonus received in connection with his commencement of employment with us on January 2, 2018.

(2)

The amount reported represents the aggregate grant date fair value of the restricted stock units awarded to Dr. Kim during 2017, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 10 to our Consolidated Financial Statements for the year ended December 31, 2018 included in our Annual Report. The amount reported in this column reflects the accounting cost for these restricted stock units and does not correspond to the actual economic value that may be received by Dr. Kim upon the vesting/settlement of the restricted stock units or any sale of the underlying shares of common stock.

(3)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officers during 2018 and 2017, as applicable, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to our Consolidated Financial Statements for the year ended December 31, 2018 included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(4)

The amount reported represents the aggregate grant date fair value of two stock option awards granted to Mr. Bancel in 2018. The first stock option award was granted to Mr. Bancel on February 28, 2018, as part of the annual year end compensation process, and has an aggregate grant date fair value of $7,816,512. The second stock option award, which was contingent on, and effective immediately following, the time that our Registration Statement for our initial public offering was declared effective by the SEC, was granted to Mr. Bancel on December 6, 2018 and has an aggregate grant date fair value of $48,119,256. Our board of directors elected to make this second option grant to recognize Mr. Bancel’s continuing leadership of the Company in its mission to create a new category of transformative medicines based on mRNA. Our board of directors set the exercise price for this second option grant at the price of the shares sold to the public in our initial public offering, which was $23.00 per share, to further align on a going-forward basis the economic interests of our Chief Executive Officer and our stockholders, including those who purchased shares in our initial public offering. This second option grant is described more fully in this Executive Compensation section on page 22 under the heading “Narrative to Summary Compensation Table—Executive employment arrangements—Agreements with our named executive officers—Stéphane Bancel.”
(5)

The amount reported represents $8,250 for matching contributions made by the Company under its 401(k) plan, $780 for parking reimbursements, $200 for gift cards, and $409 for tax-gross ups paid by the Company for parking reimbursements and gift card amounts.

(6)	Dr. Mendlein was not a named executive officer for the year ended December 31, 2017.
(7)	The amount reported represents $8,250 for matching contributions made by the Company under its 401(k) plan, $200 for gift cards, and $83 for tax-gross ups paid by the Company for gift card amounts.
(8)

The amount reported represents $121,186 for commuting expense reimbursements, $8,250 for matching contributions made by the Company under its 401(k) plan, $780 for parking reimbursements, $200 for gift cards, and $97,970 for tax-gross ups paid by the Company for parking and commuting reimbursements and gift card amounts.

Narrative to Summary Compensation Table

Base salaries

From January 1, 2018 until February 25, 2018, the annual base salaries for Mr. Bancel and Dr. Kim were $660,000 and $525,000, respectively. Effective as of February 26, 2018, the annual base salaries for Mr. Bancel and Dr. Kim were increased to $900,000 and $546,000, respectively. Effective as of February 24, 2019, the annual base salaries for Mr. Bancel and Dr. Kim were increased to $925,000 and $563,000, respectively. During 2018, the annual base salary for Dr. Mendlein was $500,000.

Bonuses

Annual discretionary bonuses

During the year ended December 31, 2018, our named executive officers were eligible to participate in the Company’s Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”), pursuant to which each was eligible to earn an annual discretionary bonus based on the achievement of certain Company and individual performance objectives. For the year ended December 31, 2018, the target annual bonuses for Mr. Bancel, Dr. Mendlein, and Dr. Kim were equal to 100%, 50% and 50%, respectively, of the applicable named executive officer’s annual base salary; however, Mr. Bancel and Dr. Kim earned more than their applicable target annual bonuses for such year, based on their individual performance during such year. Dr. Mendlein earned his target annual bonus for such year. The amounts earned under the Bonus Plan with respect to the year ended December 31, 2018 are reported under the “Bonus” column in the Summary Compensation Table above.

Signing bonus

In connection with Dr. Mendlein’s commencement of employment with us on January 2, 2018, he received a lump sum cash signing bonus equal to $150,000, which is reported under the “Bonus” column in the Summary Compensation Table above.

Equity compensation

During the year ended December 31, 2018, we granted options to purchase shares of our common stock to each of our named executive officers, as described in more detail in the “Outstanding equity awards at 2018 year-end” table below.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our medical, dental, life, and disability insurance plans, in each case on the same basis as other employees of the same status.

Perquisites and Personal Benefits

We generally do not provide perquisites or personal benefits to our employees, other than commuting expense reimbursements, certain de minimis perquisites, and/or tax gross ups for such perquisites for our named executive officers.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide a matching contribution of 50% of employee contributions up to 6% of compensation, which is 100% vested when contributed. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Executive employment arrangements

We initially entered into an offer letter with each of the named executive officers in connection with his employment with us, which set forth the terms and conditions of his employment.

In June 2018, we adopted a new executive severance plan (the “Executive Severance Plan”) in which Mr. Bancel and Dr. Kim participate along with our other executive officers (other than Dr. Mendlein). The Executive Severance Plan was amended and restated in November 2018 (the “Amended and Restated Executive Severance Plan”) and provides for certain payments and benefits in the event of certain qualifying terminations of employment, including an involuntary termination of employment in connection with a change in control of the Company, and replaces the severance provisions in the named executive officers’ offer letters, if any. Dr. Mendlein did not participate in the Amended and Restated Executive Severance Plan and is party to the Strategic Advisor and Transition Agreement as described herein.

Amended and Restated Executive Severance Plan

The Amended and Restated Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Amended and Restated Executive Severance Plan), death, or “disability” (as defined in the Amended and Restated Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Amended and Restated Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (as defined in the Amended and Restated Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Amended and Restated Executive Severance Plan), (i) a severance amount equal to 12 months of the participant’s annual base salary in effect immediately prior to such termination, payable over 12 months, (ii) an amount equal to (A) the participant’s annual target bonus in effect immediately prior to such termination, multiplied by (B) a fraction with a numerator equal to the number of full weeks elapsed in the then-current fiscal year prior to the date of termination and with a denominator equal to 52, payable over 12 months and (iii) up to 12 monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination.

The Amended and Restated Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death, or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 150% of the participant’s annual base salary in effect immediately prior to such termination (or the participant’s annual base salary in effect immediately prior to the change in control, if higher), (ii) a lump sum amount equal to 150% of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher) (the “Applicable Bonus”), (iii) a lump sum amount equal to (A) the participant’s Applicable Bonus multiplied by (B) a fraction with a numerator equal to the number of full weeks elapsed in the then-current fiscal year prior to the date of termination and with a denominator equal to 52, (iv) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he or she had remained employed by us for 18 months following the date of termination, based on the premiums as of the date of termination, and (v) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the named executive officer, full accelerated vesting of such awards.

The payments and benefits provided under the Amended and Restated Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

Agreements with our named executive officers

Stéphane Bancel

On February 23, 2011, we entered into an offer letter with Mr. Bancel, who currently serves as our Chief Executive Officer. The offer letter set forth Mr. Bancel’s initial annual base salary, initial target annual bonus, and initial equity award grants. Mr. Bancel is subject to our standard non-competition, non-solicitation, confidentiality, and assignment agreement, which provides for a perpetual post-termination confidentiality covenant as well as post-termination non-competition and non-solicitation of customers, employees, and consultants covenants for one year following termination.

In addition, in June 2018, we entered into a letter agreement with Mr. Bancel, which was amended on November 4, 2018. Pursuant to the letter agreement, as amended, the Company granted Mr. Bancel an option to purchase 4,587,155 shares of the Company’s common stock, that was contingent on, and effective immediately following, the time that our Registration Statement for our initial public offering was declared effective by the SEC (the “IPO Effective Date”), which occurred on December 6, 2018. The option has a per share exercise price equal to $23.00 per share, which was the “Price to the Public” set forth on the cover page of our final prospectus included in the Registration Statement and was the fair market value of a share of our common stock on the grant date of the option. The “Vesting Commencement Date” for the option was June 13, 2018. The option has an aggregate grant date fair value of $48,119,256. The option is divided into two tranches. One-half of the shares subject to the option (the “Tranche 1 Portion”), will vest on the fifth anniversary of the Vesting Commencement

Date, generally subject to Mr. Bancel’s continued employment with the Company through such date, and the remaining one-half of the shares subject to the option (the “Tranche 2 Portion”) will vest in accordance with the following schedule: 25% of the shares subject to the Tranche 2 Portion will vest on the second anniversary of the Vesting Commencement Date and the remaining shares subject to the Tranche 2 Portion will vest in equal quarterly installments thereafter for the next three years, generally subject to Mr. Bancel’s continued employment with the Company through each applicable vesting date. The option is subject to the terms, conditions, definitions, and provisions of the 2018 Stock Option and Incentive Plan (the “2018 Stock Plan”) and the applicable stock option agreement thereunder. Our board of directors elected to make this option grant to recognize Mr. Bancel’s continuing leadership of the Company in its mission to create a new category of transformative medicines based on mRNA. Our board of directors believes that setting the exercise price for this option grant at the price of the shares sold to the public in our initial public offering, which was $23.00 per share, will further align on a going-forward basis the economic interests of our Chief Executive Officer and our stockholders, including those who purchased shares in our initial public offering.

John Mendlein, Ph.D.

On December 22, 2017, we entered into an offer letter with Dr. Mendlein, our former President, Corporate and Product Strategy, pursuant to which Dr. Mendlein commenced employment with us on January 2, 2018. The offer letter provided for a lump sum sign-on bonus of $150,000, a base salary of $500,000 per year, and a target bonus of up to 50% of annual base salary, along with eligibility to participate in our benefit plans generally. The offer letter set forth Dr. Mendlein’s new hire equity grant of an option to purchase 2,981,651 shares of the Company’s common stock and the vesting schedule thereof (the “New Hire Grant”), which is described more fully in the “Outstanding equity awards at 2018 year-end” table below. On January 17, 2019, we entered into a Strategic Advisor and Transition Agreement with Dr. Mendlein (the “Transition Agreement”), pursuant to which his employment with the Company ended on February 1, 2019 (the “Termination Date”), and he transitioned into a role of a non-employee strategic advisor for a period of up to 6 months following the Termination Date (the “Consulting Period”). In addition, Dr. Mendlein agreed to a general, mutual release of claims and certain restrictive covenants including those related to proprietary information, assignment of rights, non-competition, and non-solicitation, which are applicable to him during and after the Consulting Period (collectively, the “Restrictive Covenants”). During the Consulting Period, Dr. Mendlein will be paid a consulting fee of $62,500 per month and will receive a monthly payment, for 6 months, equal to the monthly employer contribution that we would have made to provide health insurance for him if he had remained employed by us for 6 months following the Termination Date, based on the premiums as of the Termination Date. Dr. Mendlein also received his target bonus for 2018 (i.e., $250,000). Pursuant to the Transition Agreement, the Company (i) extended the vesting period of the New Hire Grant through the Consulting Period, and (ii) subject to the continued compliance by Dr. Mendlein with the Restrictive Covenants, extended the post-termination exercise period for all the outstanding vested options held by Dr. Mendlein at the end of the Consulting Period for a period of 6 months following the end of the Consulting Period.

Lorence Kim, M.D.

On February 20, 2014, we entered into an offer letter with Dr. Kim, who currently serves as our Chief Financial Officer. The offer letter provides for Dr. Kim’s at-will employment and set forth his initial annual base salary, initial target annual bonus, and an initial equity award grant, as well as his eligibility to participate in our benefit plans generally. Dr. Kim is subject to our standard non-competition, non-solicitation, confidentiality, and assignment agreement, which provides for a perpetual post-termination confidentiality covenant as well as post-termination non-competition and non-solicitation of customers, employees, and consultants covenants for one year following termination.

Outstanding equity awards at 2018 year-end

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018:

			Option Awards (1)						Stock Awards(1)
Name	Grant Date (2)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Stéphane Bancel	8/19/2013	4/25/2013	4,587,155	(4)	—		$0.99	8/19/2023
	4/9/2015	4/9/2015							10,239	(5)	$156,350
	2/23/2016	2/23/2016	473,046	(5)	215,027	(5)	$10.90	2/23/2026
	8/10/2016	4/24/2014	558,394	(4)	—		$19.15	8/10/2026
	8/10/2016	4/9/2015	169,150	(5)	24,170	(5)	$19.15	8/10/2026
	2/23/2017	2/22/2017	280,961	(5)	361,240	(5)	$12.21	2/23/2027
	2/28/2018	2/28/2018	—		917,431	(6)	$14.22	2/28/2028
	12/6/2018	6/13/2018	—		4,587,155	(7)	$23.00	12/6/2028
John Mendlein	2/23/2016	2/23/2016	23,853	(4)	—		$10.90	2/23/2026
	8/10/2016	4/9/2015	9,263	(4)	—		$19.15	8/10/2026
	2/23/2017	2/22/2017	42,201	(4)	—		$12.21	2/23/2027
	2/28/2018	1/2/2018	—		2,981,651	(8)	$14.22	2/28/2028
Lorence Kim	4/9/2015	4/9/2015							5,120	(5)	$78,182
	12/11/2015	11/18/2015							68,257	(5)	$1,042,284
	2/23/2016	2/23/2016	157,677	(5)	71,680	(5)	$10.90	2/23/2026
	8/10/2016	4/21/2014	268,028	(4)	—		$19.15	8/10/2026
	8/10/2016	4/9/2015	84,575	(5)	12,084	(5)	$19.15	8/10/2026
	8/10/2016	11/18/2015	483,300	(5)	161,102	(5)	$19.15	8/10/2026
	2/23/2017	2/22/2017	130,446	(5)	167,719	(5)	$12.21	2/23/2027
	6/14/2017	11/18/2015							57,344	(9)	$875,643
	2/28/2018	2/27/2018	—		917,431	(6)	$14.22	2/28/2028

(1)

Except for the option award granted to Mr. Bancel on December 6, 2018, each equity award is subject to the terms of our 2016 Stock Option and Grant Plan, as amended from time to time (the “2016 Stock Plan”). The option award granted to Mr. Bancel on December 6, 2018 is subject to the terms of our 2018 Stock Plan. Except for Dr. Mendlein’s equity awards, each equity award is also subject to the acceleration of vesting provisions in the Amended and Restated Executive Severance Plan.

(2)

For equity awards granted prior to our reorganization, pursuant to which Moderna LLC became a wholly-owned subsidiary of Moderna, Inc. (f/k/a Moderna Therapeutics, Inc.) on August 10, 2016, the grant date listed is the original grant date of the equity award (i.e., the grant date of unit options or incentive units as applicable in Moderna LLC).

(3)

The amount represents the number of shares of restricted stock or unvested restricted stock units multiplied by the market value of a share of our common stock based on the closing price on December 31, 2018, which was $15.27. Unless otherwise specified, all stock awards listed in the table are restricted stock awards.

(4)	The shares subject to the option are fully vested.
(5)

25% of the shares subject to the equity award vest on the first anniversary of the vesting commencement date and the remaining 75% vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date.

(6)

This option grant vests in three tranches. The first tranche, consisting of 50% of the underlying shares, will vest as follows: 25% of this tranche will vest on the first anniversary of the vesting commencement date, and the remainder will vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date. The second tranche, consisting of 25% of the underlying shares, will vest as follows: 25% of this tranche will vest on the second anniversary of the vesting commencement date, and the remainder will vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date. The third tranche, consisting of 25% of the underlying shares, will vest as follows: 25% of this tranche will vest on the third anniversary of the vesting commencement date, and the remainder will vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date.

(7)

This option grant vests in two tranches. The first tranche, consisting of 50% of the underlying shares, will vest on June 13, 2023, subject to the named executive officer’s continuous employment with the Company through the vesting date. The second tranche, consisting of 50% of the underlying shares, will vest as follows: 25% of this tranche will vest on June 13, 2020, and the remainder will vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous employment with the Company through each applicable vesting date.

(8)

As of December 31, 2018, this option grant was scheduled to vest in three tranches. The first tranche, consisting of 62% of the underlying shares, was scheduled to vest as follows: 25% of this tranche was scheduled to vest on January 2, 2019, and the remainder was scheduled to vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date. The second tranche, consisting of 23% of the underlying shares, was scheduled to vest as follows: 25% of this tranche was scheduled to vest on January 2, 2020, and the remainder was scheduled to vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date. The third tranche, consisting of 15% of the underlying shares, was scheduled to vest as follows: 25% of this tranche was scheduled to vest on January 2, 2021, and the remainder was scheduled to vest in 12 equal quarterly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date. The vesting schedule for this option grant was revised pursuant to the Transition Agreement, which is described more fully in this Executive Compensation section under the heading “Narrative to Summary Compensation Table—Executive employment arrangements—Agreements with our named executive officers— John Mendlein, Ph.D.”

(9)

Represents time-vesting restricted stock units that vest in equal quarterly installments through November 18, 2019, which excludes 401,371 restricted stock units that vested upon the consummation of our initial public offering on December 11, 2018 and will be settled on December 6, 2019.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Restricted Stock Units (a)		Weighted- Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	51,279,847	(2)	12.16	(3)	8,595,802	(4)(5)
Equity Compensation Plans Not Approved by Stockholders	—		N/A		—

TOTAL	51,279,847		12.16		8,595,802

(1)

Consists of our 2018 Stock Plan, 2016 Stock Plan, and 2018 Employee Stock Purchase Plan (the “ESPP”). Following our initial public offering, we have not and will not grant any awards under our 2016 Stock Plan, but all outstanding awards under the 2016 Stock Plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2016 Stock Plan or 2018 Stock Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2018 Stock Plan.

(2)

Includes 458,715 shares subject to restricted stock units that will entitle the holder to one share of common stock for each unit that vests and is settled. Excludes 198,597 shares of restricted common stock.

(3)

The calculation does not take into account the 458,715 shares of common stock subject to outstanding restricted stock units. Such shares will be issued at the time the restricted stock units vest and settle, without any cash consideration payable for those shares.

(4)

Consists of shares available for future issuance under the ESPP and the 2018 Stock Plan. As of December 31, 2018, 810,000 shares of common stock were available for issuance under the ESPP, and 7,785,802 shares of common stock were available for issuance under the 2018 Stock Plan.

(5)

The 2018 Stock Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2020, by the least of 3,240,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee.

DIRECTOR COMPENSATION

Non-employee director compensation program

Effective December 6, 2018, we adopted a non-employee director compensation policy, which was amended on March 21, 2019, pursuant to which our non-employee directors are eligible to receive the following cash retainers (which will be prorated for partial years of service) and equity awards:

Annual Retainer for service on the Board of Directors	$50,000
Additional Annual Retainer for Non-Executive Chairman of the Board of Directors	$40,000
Additional Annual Retainer for service as Chairperson of the Audit Committee	$20,000
Additional Annual Retainer for service as member of the Audit Committee (other than Chairperson)	$10,000
Additional Annual Retainer for service as Chairperson of the Compensation & Talent Committee	$15,000
Additional Annual Retainer for service as member of the Compensation & Talent Committee (other than Chairperson)	$7,500
Additional Annual Retainer for service as Chairperson of the Nominating and Corporate Governance Committee	$10,000
Additional Annual Retainer for service as member of the Nominating and Corporate Governance Committee (other than Chairperson)	$5,000
Additional Annual Retainer for service as Chairperson of the Product Development Committee	$15,000
Additional Annual Retainer for service as member of the Product Development Committee (other than Chairperson)	$7,500

Our non-employee director compensation policy, as amended, provides that upon initial election to our board of directors, each non-employee director will be granted an option with a grant date fair value of $400,000 (the “Initial Grant”), an exercise price per share equal to the closing price of a share of our common stock on the date of grant, and a term of ten years, that vests in full on the one-year anniversary of the grant date, subject to the non-employee director’s continuous service as our director through such date. On the date of each of our annual meetings of stockholders, each non-employee director who continues as a member of the board of directors will be granted an option with a grant date fair value of $425,000 (the “Annual Grant”), an exercise price per share equal to the closing price of a share of our common stock on the date of grant, and a term of ten years, that vests in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the next annual meeting of stockholders, subject to the non-employee director’s continuous service as our director through each applicable vesting date. If a new non-employee director joins our board of directors on a date other than the date of our annual meeting of stockholders, then such non-employee director will be granted a pro-rata portion of the Annual Grant based on the time between such director’s appointment and our next annual meeting of stockholders. The Initial Grants and Annual Grants are subject to full accelerated vesting upon a “sale event,” as defined in the 2018 Stock Plan.

The non-employee director compensation policy, as amended, also provides, pursuant to the 2018 Stock Plan, the aggregate amount of compensation, including both the grant date fair value of equity compensation and cash compensation, paid to any non-employee director in a calendar year will not exceed $1,500,000 for the first year of service and $1,000,000 for each year of service thereafter (or such other limits as may be set forth in the 2018 Stock Plan or any similar provision of a successor plan).

Employee directors will receive no additional compensation for their service as a director. We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

Prior to December 6, 2018, during the year ended December 31, 2018, we provided compensation to our non-employee directors in the form of cash retainers and equity awards as set forth below, with cash retainers prorated for partial years of service:

Annual Retainer for service on the Board of Directors	$50,000
Additional Annual Retainer for Non-Executive Chairman of the Board of Directors	$25,000
Additional Annual Retainer for Committee Membership (other than Chair)	$5,000
Additional Annual Retainer for Committee Membership (Chair)	$10,000

Upon initial election to our board of directors, each non-employee director was generally granted an option to purchase 42,201 shares of our common stock (the “Pre-IPO Initial Grant”). In addition, for each year thereafter, each non-employee director who continued as a member of the board of directors was granted an option to purchase 42,201 shares of our common stock (the “Pre-IPO Annual Grant”). The Pre-IPO Initial Grant and the Pre-IPO Annual Grant each vest in full on the first anniversary of their respective grant dates, subject to continued service as a director through such date, and were granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant and with a term of ten years.

Non-employee director compensation table

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2018. Mr. Bancel, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. Dr. Mendlein, our former President, Corporate and Product Strategy from January 2, 2018 to February 1, 2019 who also served as a member of our board of directors until June 13, 2018, did not receive any additional compensation for his service as a director during 2018. The compensation received by Mr. Bancel and Dr. Mendlein, as named executive officers of the Company, is presented in “Executive Compensation—2018 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Noubar B. Afeyan, Ph.D. (2)	$101,271	$328,482	—		$429,753
Stephen Berenson (3)	$75,000	$328,482	—		$403,482
Peter Barton Hutt, LL.M. (4)	$58,654	$328,482	—		$387,136
Robert Langer, Sc.D. (5)	$59,547	$328,482	20,000	(6)	$408,029
Elizabeth Nabel, M.D. (7)	$60,268	$328,482	—		$388,750
Israel Ruiz (8)	$77,500	$328,482	—		$405,982
Paul Sagan (9)	$37,088	$328,993	—		$366,081
Moncef Slaoui, Ph.D. (10)	$58,242	$328,482	—		$386,724

(1)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors in the year ended December 31, 2018, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to our Consolidated Financial Statements for the year ended December 31, 2018 included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)

As of December 31, 2018, Dr. Afeyan held outstanding options to purchase a total of 82,508 shares of our common stock. Dr. Afeyan is affiliated with Flagship Pioneering, Inc. and prior to 2018, Flagship Pioneering, Inc. was granted equity for Dr. Afeyan’s service on our board of directors. As of December 31,

2018, Flagship Pioneering, Inc. held options to purchase a total of 33,116 shares of our common stock that were issued for such service. See “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding Flagship Pioneering’s and its affiliated entities’ beneficial ownership of our common stock.
(3)	As of December 31, 2018, Mr. Berenson held options to purchase a total of 82,508 shares of our common stock.
(4)	As of December 31, 2018, Mr. Hutt held options to purchase a total of 918,376 shares of our common stock.
(5)	As of December 31, 2018, Dr. Langer held options to purchase a total of 211,076 shares of our common stock.
(6)

The amount reported represents $20,000 in consulting fees for Dr. Langer’s service as a member of our Scientific Advisory Board (the “SAB”) pursuant to a Scientific Advisory Board Member Agreement by and between the Company and Dr. Langer, dated as of September 19, 2014. Under such agreement, Dr. Langer is provided with a quarterly consulting fee of $5,000 in exchange for his attendance at SAB meetings and guidance in the field of research, development and commercialization of products involving the use of RNA agnostics and/or modified nucleic acids to alter cellular physiology.

(7)	As of December 31, 2018, Dr. Nabel held options to purchase a total of 114,208 shares of our common stock.
(8)	As of December 31, 2018, Mr. Ruiz held options to purchase a total of 82,508 shares of our common stock.
(9)	Mr. Sagan was elected to our board of directors on June 13, 2018. As of December 31, 2018, Mr. Sagan held options to purchase a total of 36,759 shares of our common stock.
(10)	As of December 31, 2018, Dr. Slaoui held options to purchase a total of 82,508 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” and “Director Compensation” appearing above and the transactions described below, for the year ended December 31, 2018, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Private placements of securities

Series G preferred stock financing

On January 30, 2018 and on February 15, 2018, respectively, the Company entered into Series G Preferred Stock Purchase Agreements, pursuant to which we issued and sold an aggregate of 55,666,004 shares of our Series G preferred stock at a price per share of $10.06, for an aggregate purchase price of $560 million. The following table sets forth the number of shares of our Series G preferred stock that we issued to our five percent stockholders and their affiliates in this transaction:

Name	Shares of Series G Preferred Stock(1)	Total Purchase Price
OCHA LLC(2)	50,000	$503,000
Viking Global Investors LP and affiliated entities(3)	745,526	$7,499,992

(1)

Upon the closing of our initial public offering on December 11, 2018, all outstanding shares of our preferred stock, including all shares of Series G Preferred Stock, were converted into shares of common stock.

(2)	Stéphane Bancel, our Chief Executive Officer and one of our directors, is the managing member of OCHA LLC, which is a family investment vehicle that has no operations.
(3)

Consisted of (1) 279,160 shares of Series G preferred stock held by VGE III Portfolio Ltd.; (2) 148,974 shares of Series G preferred stock held by Viking Global Equities LP; (3) 8,737 shares of Series G preferred stock held by Viking Global Equities II LP; (4) 129,537 shares of Series G preferred stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP; and (5) 179,118 shares of Series G preferred stock held by Viking Long Fund Master Ltd.

Agreements with our stockholders

ROFR and Voting Agreements

In connection with our preferred stock financings, we entered into an investor rights agreement, a right of first refusal and co-sale agreement, and voting agreement, in each case, with the purchasers of our preferred stock and certain holders of our common stock. Our second amended and restated right of first refusal and co-sale agreement (the “ROFR Agreement”) provided for rights of first refusal and co-sale and drag along rights in respect of sales by certain holders of our capital stock. Our second amended and restated voting agreement, as amended (the “Voting Agreement”) contained provisions with respect to the election of our board of directors and its composition. The rights under each of the ROFR Agreement and Voting Agreement terminated upon the closing of our initial public offering on December 11, 2018.

Investor Rights Agreement

Our second amended and restated investors’ rights agreement (the “Investor Rights Agreement”), provided certain holders of our preferred stock with a participation right to purchase their pro rata share of new securities that we may have proposed to sell and issue, subject to certain exceptions. Such participation right terminated upon the closing of our initial public offering on December 11, 2018.

The Investor Rights Agreement further provides the holders of approximately 236.0 million shares of our common stock rights with respect to the registration of these shares of common stock under the Securities Act of 1933, as amended, including demand registration rights, short-form registration rights, and piggyback registration rights.

Demand registration rights

Following June 4, 2019, the holders of approximately 236.0 million shares of our common stock will be entitled to demand registration rights. We will be required, upon the written request of either (i) a majority of holders of these shares of our common stock or (ii) AstraZeneca and its affiliates that, in either case, would result in an aggregate offering price of at least $5.0 million, to file a registration statement and to use commercially reasonable efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations upon the request of a majority of holders and one registration upon the request of AstraZeneca.

Short-form registration rights

The holders of approximately 236.0 million shares of our common stock are also entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, upon the written request of 20% in interest of these holders to sell registrable securities at an aggregate price of at least $2.5 million, we will be required to use commercially reasonable efforts to effect a registration of such shares. We are required to effect only two registrations in any twelve-month period.

Piggyback registration rights

The holders of approximately 236.0 million shares of our common stock are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Expiration of registration rights

The demand registration rights and short-form registration rights granted under the Investor Rights Agreement will terminate on the earlier to occur of December 11, 2023 or, as to each holder, such earlier time at which such holder (i) can sell all shares held by it in compliance with SEC Rule 144(b)(1)(i) or (ii) holds 1% or less of our common stock and all registrable securities held by such holder can be sold in any three-month period without registration in compliance with SEC Rule 144.

Collaboration Agreement

In August 2016, October 2017, and April 2018, we, AstraZeneca PLC and AstraZeneca AB, or, collectively with their affiliates, AstraZeneca, which is a greater than five percent stockholder, entered into collaboration and license agreements, each described in the section of our Annual Report titled “Business—Third-Party Strategic Alliances.” We and AstraZeneca also entered into an amended and restated participation agreement in August 2016. Under the amended and restated participation agreement, AstraZeneca agreed, among other things, to certain lock-up obligations and restrictions on certain acquisitions of our equity interests.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for approval of related party transactions

We have adopted a written policy providing that our audit committee will be responsible for reviewing and overseeing related party transactions. For purposes of this policy, a related person is defined as (i) any director or executive officer of the Company, (ii) any director nominee, (iii) security holders known to the Company to beneficially own more than five percent of any class of the Company’s voting securities, or (iv) the immediate family members of any of the persons listed in items (i)—(iii). In reviewing any related party transaction, our audit committee shall review the material facts. The audit committee will take into account, among other factors that it deems appropriate, whether the related party transactions is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2019, or as of the date otherwise set forth below, for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The percentage of beneficial ownership in the table below is based on 329,003,737 shares of common stock outstanding as of March 31, 2019.

The table shown below and the calculated percentage of beneficial ownership includes both shares owned by each stockholder and all stock options held by such stockholder that are either currently vested or will be vested within 60 days of March 31, 2019. Further details are provided in the footnotes section below the table.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percentage
Named Executive Officers and Directors:
Stéphane Bancel, Chief Executive Officer(2)	31,264,281	9.5%
John Mendlein, Ph.D., J.D., former President, Corporate and Product Strategy(3)	1,454,865	*	%
Lorence Kim, M.D., Chief Financial Officer(4)	2,573,274	*	%
Noubar B. Afeyan, Ph.D., Chairman(5) (see Flagship Pioneering and affiliated entities below)	58,923,003	17.9%
Moncef Slaoui, Ph.D., Director(6)	82,508	*	%
Peter Barton Hutt, LL.M., Director(7)	922,300	*	%
Robert Langer, Sc.D., Director(8)	11,720,433	3.6%
Elizabeth Nabel, M.D., Director(9)	158,552	*	%
Israel Ruiz, Director(10)	87,067	*	%
Stephen Berenson, Director(11)	78,936	*	%
Paul Sagan, Director(12)	461,429	*	%
All executive officers and directors as a group (15 persons)(13)	113,569,324	34.5%
Other 5% Stockholders:
Flagship Pioneering and affiliated entities(5) (see Noubar B. Afeyan, Ph.D., Chairman above)	58,923,003	17.9%
AstraZeneca and affiliated entities(14)	25,499,325	7.8%
Viking Global Investors LP and affiliated entities(15)	17,081,164	5.2%

*	Represents beneficial ownership of less than one percent
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Moderna, Inc., 200 Technology Square, Cambridge, MA 02139.

(2)

The shares reported herein consist of (a) 6,720,368 shares held directly by Stéphane Bancel, (b) 7,974,603 shares held by OCHA LLC (“OCHA”), (c) 9,249,970 shares held by Boston Biotech Ventures, LLC (“BBV”), (d) 916,834 shares held by a trust for the benefit of Mr. Bancel’s family and of which the trustee is an independent institution and (e) 6,402,506 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019. Mr. Bancel is the controlling unit holder and sole managing member of each of OCHA and BBV. Mr. Bancel disclaims beneficial ownership of the shares held in the trust. OCHA or BBV, entities controlled by Mr. Bancel, purchased preferred shares in each of the Company’s Series A, B, C, D, E, F, and G preferred financings, on the same terms and conditions applicable to other investors. The total purchase cost for these preferred shares was approximately $3.9 million. These acquired shares represented approximately 4.6% of the total common shares of the Company outstanding on an as converted basis prior to our initial public offering.

(3)

Consists of (a) 806,154 shares held by John Mendlein and (b) 648,711 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.

(4)

Consists of (a) 1,147,327 shares held by Lorence Kim and (b) 1,425,947 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.

(5)

Based solely on a Schedule 13G filed February 12, 2019, consists of (a) 11,460,435 shares of common stock held by Flagship VentureLabs IV, LLC (“VentureLabs IV”), (b) 3,924 shares of common stock held by Flagship Pioneering, Inc. (“Flagship Pioneering”), (c) 37,874,424 shares of common stock held by Flagship Ventures Fund IV, L.P. (“Flagship IV”), (d) 9,468,596 shares of common stock held by Flagship Ventures Fund IV-Rx, L.P. (“Flagship IV-Rx” and together with VentureLabs IV, Flagship Pioneering, and Flagship IV, the “Flagship Funds”), (e) 82,508 shares of common stock underlying stock options held by Noubar B. Afeyan, Ph.D. that are or will be immediately exercisable within 60 days of March 31, 2019, and (f) 33,116 shares of common stock underlying stock options held by the Flagship Funds that are or will be immediately exercisable within 60 days of March 31, 2019. Flagship IV is a member of VentureLabs IV and also serves as its manager. The General Partner of each of Flagship IV and Flagship IV-Rx is Flagship Ventures Fund IV General Partner LLC (“Fund IV GP”). Noubar B. Afeyan, Ph.D. and Edwin M. Kania, Jr. are the managers of Fund IV GP and each of these individuals may be deemed to share voting and investment power with respect to all shares held by the Flagship Funds. Neither Fund IV GP, Dr. Afeyan or Mr. Kania directly own any of the shares held by the Flagship Funds, and each of Fund IV GP, Dr. Afeyan and Mr. Kania disclaims beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge, MA 02142. Dr. Noubar B. Afeyan, Ph.D. is the CEO of Flagship Pioneering (formerly Flagship Ventures Management, Inc.). Dr. Afeyan has voting and investment power over the common stock options held by Flagship Pioneering. Dr. Afeyan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)	Consists of 82,508 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.
(7)

Consists of (a) 3,924 shares held by Peter Barton Hutt and (b) 918,376 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.

(8)

Consists of (a) 11,466,961 shares held by Robert Langer, (b) 14,132 shares held by Michael D. Langer Irrevocable Trust u/d/t dated 12/14/95, (c) 14,132 shares held by Susan K. Langer Irrevocable Trust u/d/t dated 12/14/95, (d) 14,132 shares held by Samuel A. Langer Irrevocable Trust u/d/t dated 12/14/95, and (e) 211,076 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.

(9)

Consists of (a) 44,344 shares held by Elizabeth Nabel and (b) 114,208 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.

(10)

Consists of (a) 4,559 shares held by Israel Ruiz and (b) 82,508 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.

(11)

Consists of (a) 22,798 shares held by Stephen Berenson and Louise Barzilay, Joint Tenants with Right of Survivorship, and (b) 56,138 shares of common stock underlying outstanding stock options held by Mr. Berenson that are or will be immediately exercisable within 60 days of March 31, 2019.

(12)	Consists of (a) 367,776 shares held by Paul Sagan Revocable Trust, (b) 76,452 shares held by The Chatham Trust, and (c) 17,201 shares held by Erwin Park LLC.
(13)	Consists of (a) 99,988,103 shares held and (b) 13,581,221 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2019.
(14)

Based on a Schedule 13G filed January 30, 2019, consists of 25,499,325 shares directly held by Zeneca Inc., a wholly-owned subsidiary of AstraZeneca PLC. AstraZeneca PLC and Zeneca Inc. may each be deemed to have sole voting and dispositive power over the shares. The mailing address of AstraZeneca PLC is 1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge CB2 0AA, United Kingdom. The mailing address of Zeneca, Inc. is 1800 Concord Pike, Wilmington, Delaware 19803.

(15)

Based solely on a Schedule 13G/A filed January 10, 2019. Includes shares of common stock beneficially owned by Viking Global Investors LP and various affiliated entities and individuals. The business address of each of the Viking Funds is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, Connecticut 06830.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2019. Ernst & Young LLP has served as our independent registered public accounting firm since 2014.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the audit committee may reconsider such appointment. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2019 if our audit committee believes that such a change would be in the best interests of Moderna and its stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for the years ended December 31, 2018 and 2017:

	2018	2017
Audit fees (1)	$2,111,610	$325,944
Audit-related fees (2)	125,000	216,000
Tax fees (3)	321,325	242,388
All other fees (4)	—	—

Total Fees	$2,557,935	$784,332

(1)	Audit fees in 2018 include fees for our annual audit, quarterly review procedures, and other fees in connection with our initial public offering. Audit fees in 2017 include fees for our annual audit.
(2)	Audit-related fees paid in their respective years relate to accounting consultations.
(3)	Tax fees paid in their respective years relate to tax return preparation and tax advisory services.
(4)	There were no other fees incurred in 2018 or 2017.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

During 2018 and 2017, all audit and non-audit services by our independent registered public accounting firm were pre-approved by our audit committee. Pursuant to its charter, the audit committee may establish pre-approval policies and procedures, subject to SEC and Nasdaq rules and regulations, to approve audit and non-audit service.

Auditor Independence

In 2018, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Moderna, Inc. (the “Company”) specifically incorporates it by reference in such filing.

The audit committee serves as the representative of the Company’s board of directors with respect to its oversight of:

•	the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	inquiring about significant risks, reviewing the Company’s policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications, and independence.

The audit committee also reviews the performance of the Company’s independent registered public accounting firm, Ernst & Young LLP, in the annual audit of the Company’s financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors, Israel Ruiz, Stephen Berenson and Paul Sagan. The Company’s board of directors has determined that each member of the audit committee is independent and that Mr. Ruiz qualifies as an “audit committee financial expert” under the U.S. Securities and Exchange Commission (the “SEC”) rules.

The audit committee provides the Company’s board of directors such information and materials as it may deem necessary to make the board of directors aware of financial matters requiring the attention of the board of directors. The audit committee reviews the Company’s financial disclosures and meets privately, outside the presence of the Company’s management, with the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to the Company’s board of directors.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report for filing with the SEC. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2019. The Company’s board of directors recommends that stockholders ratify this selection at the Company’s Annual Meeting of Stockholders.

Respectfully submitted by the members of the audit committee of the board of directors:

Israel Ruiz (Chairperson)

Stephen Berenson

Paul Sagan

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director nominee for consideration by the nominating and corporate governance committee should provide the following information to 200 Technology Square, Cambridge, Massachusetts 02139, (617) 714-6500, Attention: Corporate Secretary: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the board of directors, (vi) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The nominating and corporate governance committee may seek further information from or about the stockholder making the recommendation, the director candidate, or any such other beneficial owner, including information about all business and other relationships between the director candidate and the stockholder and between the director candidate and any such other beneficial owner.

Deadlines for Stockholder Proposals and Director Nominations

Stockholders who wish to present proposals for inclusion in our proxy materials for the 2020 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and in our bylaws. Our Corporate Secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2020 Annual Meeting of Stockholders made under Rule 14a-8 by January 16, 2020, unless the date of 2020 Annual Meeting is held more than 30 days before or after June 27, 2020, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2020 Annual Meeting.

Under our current bylaws, proposals of business and nominations for directors other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the bylaws. To be timely a notice with respect to the 2020 Annual Meeting of Stockholders must be delivered to our Corporate Secretary no earlier than February 28, 2020 and no later than March 29, 2020 unless the date of the 2020 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days after June 27, 2020, in which event the bylaws provide different notice requirements.

Any proposal of business or nomination should be mailed to: Corporate Secretary, Moderna, Inc. 200 Technology Square, Cambridge, Massachusetts 02139.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, and other information with the SEC. Reports, proxy statements, and other information are available on the U.S. Securities and Exchange Commission’s website, http://www.sec.gov. You may also read and copy any document we file with the SEC on our website at http://www.modernatx.com under the “Investors” heading.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. Moderna has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated May 15, 2019. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

COMPANY WEBSITE

We maintain a website at www.modernatx.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

Stockholders of Moderna common stock who share a single address may receive only one copy of this proxy statement and Annual Report, unless Moderna has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement or our Annual Report, may contact Moderna, Inc., 200 Technology Square, Cambridge, Massachusetts 02139, (617) 714-6500, Attention: Corporate Secretary, and Moderna will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Corporate Secretary.

OTHER BUSINESS

The board of directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank, or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

ANNUAL MEETING OF MODERNA, INC.

Date:	Thursday, June 27, 2019
Time:	8:00 a.m. (Eastern Time)
Place:	200 Technology Square, Cambridge, Massachusetts 02139

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR the nominees listed in proposal 1 and FOR proposal 2.

1:

To elect three of our Class I director nominees set forth in the proxy statement, each to serve for a three-year term expiring at the 2022 annual meeting of stockholders and until his or her respective successor is duly elected and qualified or such director’s earlier death, resignation or removal.

Nominees:

01 Noubar Afeyan, Ph.D.

02 Stéphane Bancel

03 Peter Barton Hutt, LL.M.

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on this proxy. If shares are held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Stockholders of Moderna, Inc.

to be held on Thursday, June 27, 2019

for Stockholders as of April 29, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET	TELEPHONE

Go To	Call
www.proxypush.com/MRNA	866-230-6330

•	Cast your vote online.	OR	•	Use any touch-tone telephone.
•	Have your Proxy Card/Voting Instructions Form ready.	OR	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.
MAIL

•	Mark, sign and date your Proxy Card/Voting Instruction Form.
•	Detach your Proxy Card/Voting Instruction Form.
•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Stéphane Bancel, Lorence Kim, M.D. and Lori Henderson, J.D., and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Moderna, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before such meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

PROXY TABULATOR FOR MODERNA, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903